UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

RED ROBIN GOURMET BURGERS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-49916	84-1573084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On March 31, 2005, Red Robin Gourmet Burgers, Inc., (the “Company”) announced that on March 30, 2005, the Company received notice from The Nasdaq Stock Market, Inc. that the Company’s securities are subject to potential delisting as of April 8, 2005 due to the Company’s failure to file its 2004 Annual Report on Form 10-K on a timely basis. The Company had previously announced a delay in the filing of its Form 10-K, as the Company, like many other companies in the retail and restaurant industries, has been reviewing its lease accounting policies in light of recent interpretations issued by the Staff of the Securities and Exchange Commission. Because of this delay, the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing with Nasdaq of all reports and other documents filed or required to be filed with the SEC. As a result, Nasdaq will change the Company’s trading symbol from “RRGB” to “RRGBE” beginning on Friday, April 1, 2005.

The Company presently expects to complete its lease accounting review and to file its Form 10-K on or before April 7, 2005. Upon filing of the Form 10-K, the Company believes that it will then be in compliance with the standards for continued listing on Nasdaq. If necessary, and as permitted under the Nasdaq Marketplace Rules, the Company intends to request a hearing before the Nasdaq Office of Listing Qualifications Hearings and seek an extension of time to comply with the applicable filing requirement. The hearing request, if made, will stay the delisting of the Company’s securities pending a final determination by the Nasdaq Listing Qualifications Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing.

The press release attached as Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
99.1	Red Robin Gourmet Burgers, Inc., Press Release, dated March 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

	By:	/s/ James P. McCloskey
Date: March 31, 2005		James P. McCloskey, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Red Robin Gourmet Burgers, Inc., Press Release, dated March 31, 2005